Exhibit 10.2

First Amendment to the Employment Agreement

FIRST AMENDMENT, dated as of, and effective, November 16, 2010 (this “Amendment”), to the Employment Agreement dated as of August 16, 2010 (the “Agreement”) by and between Spectrum Brands, Inc., a Delaware corporation (the “Company”), and Terry L. Polistina (the “Executive”).

WHEREAS, the parties desire to amend the Agreement in certain respects; and agree that all other terms and conditions of the Agreement shall otherwise remain in place, except as expressly amended herein.

NOW, THEREFORE, for valuable consideration, receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows, effective as of the date set forth below:

1.    Section 3(e) of the Agreement is amended and restated in its entirety as follows:

 New Stock-Based Award.  Subject to the Executive’s continued employment with the Company: (i) in fiscal year 2011, the Executive shall receive a grant of stock awards for fiscal year 2011 consisting of 88,888 restricted stock units covering common shares of Spectrum Brands Holdings, Inc., a Delaware corporation (the “Parent”) (the “RSUs”) and (ii) in fiscal year 2012, the Executive shall receive a grant for fiscal year 2012 of 88,888 RSUs. The vesting of the RSUs will be subject to time and performance based vesting and shall be subject to the terms and conditions as more fully set on Exhibit A, attached hereto. For the avoidance of doubt, the Executive will not be entitled to the grant of RSUs following the termination of his employment with the Company.

2.    This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof that would call for the application of the substantive law of any jurisdiction other than the State of Delaware.

3.     This Amendment may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall constitute a single instrument.

[Signature Page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Spectrum Brands, Inc.

By:	/s/ John T. Wilson
Name: John T. Wilson
Title: Senior Vice President, Secretary and General Counsel

EXECUTIVE:

/s/ Terry L. Polistina
Name:  Terry L. Polistina